EXHIBIT 10.2
FIRST AMENDMENT TO LETTER AGREEMENT
This First Amendment to Letter Agreement is dated effective August 5, 2008,is between Eddie Bauer Holdings, Inc. (“Eddie Bauer”) and McNeil S. Fiske, Jr. (“Executive”).
RECITALS
A. Eddie Bauer and Executive are parties to a Letter Agreement dated June 12, 2007, relating to Executive’s employment with Eddie Bauer (the “Letter Agreement”).
B. The parties desire to amend the Letter Agreement to extend the period during which Executive may be reimbursed for certain expenses.
AGREEMENT
For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Defined Terms. All capitalized terms used herein shall have the definition set forth in the Letter Agreement unless otherwise specified.
2. Reasonable Relocation Costs. The parties hereby amend the subparagraph entitled “Reasonable Relocation Costs” under the paragraph heading “Additional Current Benefits” of the Letter Agreement to provide as follows:
     (a) that the coverage of temporary housing expenses, house hunting costs and the reimbursement of relocation costs set forth in subclauses (i), and (ii) and (iii) of such subparagraph, together with commuting costs between Seattle and Columbus, as set forth in the third sentence from the end of the paragraph, be available for 24 months from the Executive’s start date;
     (b) that the coverage of closing costs for the purchase of a Permanent Residence, the moving allowance and the relocation bonus for coverage of loss from the sale of Executive’s current residence described in clause (iv) of such subparagraph shall be available for 36 months from the Executive’s start date.
3. No Other Modifications. Except as provided above, the Letter Agreement shall remain unchanged.
Executed to be effective as of the date set forth above.

EDDIE BAUER HOLDINGS, INC.			EXECUTIVE

By:	/s/	Freya R. Brier	/s/	McNeil S. Fiske, Jr.
Freya R. Brier, Senior Vice President			McNeil S. Fiske, Jr.